EXHIBIT 2.2



                     ACQUISITION AGREEMENT

                         BY AND BETWEEN

                    NEURO BIOSCIENCE, INC.,
                       a Utah corporation

                              and

                        Claude LARUELLE,

                      Christine LARUELLE,

                     Societe Civile GECINQ,

                       Stephane LARUELLE,

                        Cecile LARUELLE,

                              and

                      Dominique LARUELLE,
                         Individually,

                              And

                         CLL PHARMA SA
                      a French corporation




                      As of March 31, 2003




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                     ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement"), is made and entered into this 31st day of March, 2003, by and between NEURO BIOSCIENCE, INC., a Utah corporation ("NUBI") having its corporate offices at XX (number)_Avenue of the Americas, New -York, NY, 10020, USA, and Claude LARUELLE, Christine LARUELLE, Societe Civile GECINQ, Stephane LARUELLE, Cecile LARUELLE, and Dominique LARUELLE (each being sometimes hereafter individually as a "Principal Shareholder" and sometimes hereafter collectively referred to as the "Principal Shareholders"), and CLL PHARMA SA a French corporation ("CLL") having its registered office at 455 Promenade des Anglais, Nice Premier, Arenas, 062999 NICE Cedex 3, FRANCE, each herein sometimes being referred to individually as a "party" and collectively as the "parties," is made with reference to the following facts:

                        R E C I T A L S

      A. NUBI is a publicly held corporation engaged in the development of pharmaceuticals.

      B. CLL is a privately held pharmaceutical company that is developing generic drug products and drug delivery systems (the "Business").

     C. The Principal Shareholders, in the aggregate, owns beneficially and of record, common shares of CLL ("CLL Common Shares") constituting 74.013% of the outstanding common shares and 74.450% of the voting securities of CLL.

      D. The parties propose, as of the Effective Time (as hereinafter defined), that NUBI shall acquire ownership of up to 100% of the outstanding CLL Common Shares on the terms and conditions of this Agreement (the "Acquisition"), including, without limitation, all of the CLL Common Shares owned, beneficially and of record, by the Principal Shareholders (such CLL Common Shares owned, beneficially and of record, by the Principal Shareholders being sometimes hereafter referred to as the "Principal Shareholders Shares"), as a result of which (a) CLL will become a subsidiary of NUBI and (b) the holders of record of the outstanding CLL Common Shares (the "CLL Shareholders") who tender their CLL Common Shares to NUBI (including, without limitation, all of the Principal Shareholders), will receive as consideration for the Acquisition shares of common stock of NUBI ("NUBI Common Stock") as hereinafter set forth.

     E. The Acquisition is to be effectuated as a non-taxable reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

     F.    "NUBI/CLL" refers to the corporate entity as of the Effective Time.

       NOW,   THEREFORE,  in  consideration  of  the  promises  and  the  mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:


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                          ARTICLE ONE

     1.01 The Acquisition. On the terms and subject to the conditions set forth in this Agreement, NUBI shall acquire up to 100% of the outstanding CLL Common Shares (including, without limitation, all of the Principal Shareholders Shares), in exchange for a total of up to 8,000,000 newly issued shares (the "NUBI Shares") of NUBI Common Stock, to be issued to the CLL Shareholders in amounts calculated in accordance with Article Two.

                          ARTICLE TWO

     2.01 Calculation of Exchange Ratio. The number of NUBI Shares to be issued to each of the CLL Shareholders for their respective CLL Shares shall be calculated in accordance with the formula in Section 2.02, using an exchange ratio of 107.676 (the "Exchange Ratio"). The Exchange Ratio was derived by dividing the total number of NUBI Shares to be issued to acquire all of the outstanding CLL Common Shares (8,000,000) by the total number of CLL Shares (74
297).

     2.02 Calculation of NUBI Shares to Be Issued. The number of NUBI Shares to be issued to each of the CLL Shareholders for their respective shares shall be calculated by (i) multiplying (a) the total number of outstanding CLL Common Shares held by such CLL Shareholder by (b) the Exchange Ratio and (ii) rounding the product to the nearest whole number (subject to other reasonable adjustments needed to maintain the total number of NUBI Shares to be issued at not more than 8,000,000 in order to acquire 100% of the outstanding CLL Common Shares). No fractional shares of NUBI Common Stock shall be issued in connection with the Acquisition.

                         ARTICLE THREE

      3.01 The Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after or upon the satisfaction or waiver in writing of all of the conditions precedent to the obligations of the parties hereto, on such date as may be designated by mutual consent of the parties (the "Closing Date"). The parties will conduct the Closing at the offices of NUBI, 1251 Avenue of the Americas, New York, NY, 10020, or such other place as the parties may mutually agree. At the Closing, the parties will determine that each condition to the obligations of the parties hereunder has been satisfied or waived or will, at such Closing, be satisfied or waived.

      3.02 The Effective Time. The Acquisition shall become effective when all of the items required by this Agreement to be delivered at the Closing have been delivered and all of the actions required to have been taken by the Closing have been taken and all of the other conditions required to have been satisfied at the Closing have been satisfied (the "Effective Time").


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      3.03  Directors of NUBI at the Effective Time.  The Principal Shareholders
shall have the right to nominate up to one new person to serve as a director  of
NUBI  at  and  after  the  Effective Time of  the  Acquisition.   The  Principal
Shareholders shall identify any such nominee in Schedule 3.03.  As  provided  in
Section 7.05 hereof, the NUBI Board of Directors shall adopt resolutions appointing such persons (the "New NUBI Director") as an additional director (the "New Director Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

      3.04 Officers of NUBI at the Effective Time. At and after the Effective Time of the Acquisition, the officers of NUBI prior to the Effective Time shall continue as the officers of NUBI after the Effective Time, except that the persons identified on Schedule 3.04, which shall be mutually agreed upon by the parties to this Agreement, shall be the officers of NUBI in such offices as are specified in the Schedule, including, without limitation, Claude LARUELLE as Chairman. As provided in Section 7.05 hereof, the NUBI Board of Directors shall adopt resolutions appointing such persons as the new officers of NUBI (the "New NUBI Officers") (the "New Officer Resolutions"), which by their terms shall become operative only at the Effective Time of the Acquisition.

                         ARTICLE FOUR-A

     Each of the Principal Shareholders hereby jointly and severally represents and warrants to NUBI as of the date hereof and as of the Closing Date, as follows, each of such representations and warranties being true and correct except as expressly set forth in the Disclosure Schedule delivered by the Principal Shareholders to NUBI within ten (10) calendar days after the execution and delivery of this Agreement, and which is specifically deemed a part of, and incorporated by reference in, this Agreement (including, without limitation, all Schedules included in the Disclosure Schedule) (such Disclosure Schedule being sometimes hereafter referred to as the "Principal Shareholders Disclosure Schedule"), provided, that it is understood and agreed that NUBI is not required to undertake any independent investigation to determine the truth, accuracy, and completeness of the representations and warranties made by the any of the Principal Shareholders in this Agreement, and that no due diligence investigation undertaken by NUBI shall in any way be deemed to ascribe any knowledge to NUBI different from, or in addition to, the following representations and warranties made to NUBI, or to reduce, affect, or eliminate NUBI's complete reliance upon such representations and warranties:

      4.01 Organization and Good Standing. CLL is a corporation duly organized, validly existing and in good standing under the laws of the Republic of France and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct the business it presently conducts and presently plans to conduct. CLL has no subsidiary. Within the meaning of this Agreement, as of the date of determination, a "subsidiary" means, with respect to any Person, a corporation or other Person of which any voting power of the outstanding voting equity securities or any outstanding economic equity interest is held, directly or indirectly, by the Person with respect to which such determination is being made. Within the meaning of this



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Agreement,  a  "Person" means an individual, partnership, corporation,  business trust,  joint  stock  company, estate, trust, unincorporated association,  joint
venture,  governmental  authority  or other entity,  of  whatever  nature.   All
corporate proceedings required by law or by the provisions of this Agreement to be taken by CLL on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

      4.02 Due Authorization. CLL has all requisite power, authority and legal capacity and is competent to execute and deliver this Agreement and CLL has all requisite power, authority and legal capacity and is competent to execute and deliver each of the other transaction documents to which it is or is specified to be a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and, together with all other transaction documents to which CLL is a party which, when executed and delivered by CLL, will constitute, legal, valid and binding obligations of CLL, enforceable against CLL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. The execution and delivery by CLL of this Agreement and each of the other transaction documents to which it is, or is specified to be, a party, and the consummation of the stock exchange and other transactions contemplated hereby and thereby have been duly authorized by all necessary action (corporate and other) of CLL.

      4.03  Agreement Not in Breach of Other Instruments.  Except  as  noted  on
Schedule 4.03, CLL's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which CLL is a party or by which CLL or its assets are bound.

      4.04 Absence of Certain Changes. Since the date of the most recent financial statements dated February 28, 2003 CLL has given to NUBI, and except as noted on Schedule 4.04, there has not been any change in CLL or in any subsidiary of CLL, if any, or in their respective businesses, operations, assets, liabilities, working capital, condition (financial or otherwise), reserves, contractual allowances, or prospects except for any such change which does not have, and would not reasonably be expected to have, a material adverse effect upon CLL or on its subsidiaries, if any, or on their respective businesses, operations, assets, condition (financial or otherwise), or prospects; and neither CLL nor any subsidiary of CLL, if any, has:

           (a) Engaged in any material transaction of more than 20,000 Euros outside the ordinary course of business;

           (b) Made any capital expenditures other than in the ordinary course of business;


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           (c)  Paid, loaned or advanced (other than the payment of salaries  or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

           (d) Made any material change in any method of accounting or accounting practice;

          (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

           (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

          (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

           (h)   Issued  or  sold  any common shares or other  equity  security,
granted   any  stock  option  or  warrant,  or  otherwise  issued  any  security convertible into capital stock;

           (i) Canceled any indebtedness due it except upon full payment thereof;

          (j) Increased the compensation payable or to become payable by CLL to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof;

           (k) Agreed, whether in writing or otherwise, to do any of the foregoing;

           (l) Suffered any labor trouble or any controversies with any of its employees;

           (m) Suffered any damage, destruction or loss of more than 20,000 Euros, whether or not covered by insurance, materially adversely affecting the business or properties of CLL; or

           (n) Received notice that any person or entity with which CLL has a significant business relationship intends to cancel or terminate such business relationship.

     4.05 Contracts and Commitments. All references to CLL in this Section 4.05 shall be deemed to refer to both CLL and its subsidiaries, if any. Attached as
Schedule 4.05 is a list of all agreements to which CLL or any of subsidiary, if any, is a party or by which any of their respective assets are bound which exist as of the date of execution of this Agreement (including, without limitation, joint venture or partnership agreements, personal property leases, conditional sales contracts, notes or other evidence of indebtedness, or other contracts, agreements, or commitments) (collectively, the "Contracts") and a list of the



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guarantees  taken by creditors on the assets of CLL.  CLL now has,  and  at  the
Closing will have, valid and enforceable interests in and to the Contracts. Except as noted on Schedule 4.05, CLL is not in default with respect to any term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder, in either case except as disclosed in the attached Schedule 4.05 and except for any default in respect of any such Contract a default under which does not have, and would not reasonably be expected to have, a material adverse effect upon CLL or any subsidiary of CLL, if any, or on their respective businesses, assets, operations, condition (financial or otherwise) or prospects. CLL has received no notice that any party to a Contract intends to cancel or terminate any Contract or to exercise or not to exercise (except as disclosed in
schedule   4.05)  any  option  thereunder,  except  for  any  such  Contract   a
cancellation or termination of which, or the exercise or failure to exercise an option thereunder, does not have, and would not reasonably be expected to have, a material adverse effect upon CLL or any subsidiary of CLL, if any, or on their respective businesses, assets, operations, condition (financial or otherwise) or prospects.

      4.06 Licenses and Permits. Schedule 4.06 lists all licenses ("Licenses") and permits ("Permits") held by CLL and its subsidiaries, if any, in connection with the operation of their business as currently conducted or to the occupancy and use of the premises upon which their business is conducted. No breach- (except as disclosed in schedule 4.06) of any such License or Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.

       4.07 Proprietary Rights. Schedule 4.07 lists all patents, patent applications, trademarks, trade names, service marks, copyrights, patent rights, trademark registrations, trademark applications, business names, brand names, copyright registrations, designs, design registrations, rights to computer software or any rights to any of the foregoing ("Intellectual Property") of which CLL is the owner, licensee or licensor (other than commercially-available computer software and similar property), and indicates whether CLL is the owner, the licensee or the licensor of such Intellectual Property and, if it is the licensee or licensor, the identity of the other party to the agreement, the scope of the rights licensed, and the term of the agreement. Neither the stock exchange nor the other transactions to be consummated at closing will conflict with, or impair such rights. To the knowledge of each Principal Shareholder, CLL conducts its business without conflict or infringement of any Intellectual Property claimed or held by others. To the knowledge of each Principal Shareholder, no third party conflicts with or infringes upon any Intellectual Property owned or licensed by or licensed to CLL.

      4.08  Litigation.   All references to CLL in this Section  4.08  shall  be
deemed  to refer to both CLL and its subsidiaries, if any.  Except as listed  in
Schedule 4.08:

          (a) Except as disclosed in Schedule 4.08, there is no action, suit or proceeding to which CLL or any of CLL's officers or directors, is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have or would reasonably be expected to have a material adverse effect upon CLL or any subsidiary of CLL, if any, or upon their


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respective  businesses, assets, operations, condition (financial or  otherwise), or prospects, or upon CLL's ability to consummate the transactions contemplated herein, and CLL has no knowledge that any such action, suit or proceeding has been threatened against CLL;

           (b) None of CLL, its officers or its directors have been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with the Business; and

           (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring CLL or any of its officers or directors to take any action of any kind with respect to the business, properties or assets of the Business.

     4.09 Compliance with Law.

          (a) Except as noted on Schedule 4.09, CLL and its subsidiaries, if any, currently have no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of the Business, it is in violation in any respect of or not in compliance with any foreign, federal, provincial, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any respect of any of the foregoing, except, in each such case, for any violation or non-compliance which does not result in, and would not reasonably be expected to have a material adverse effect on CLL or on its subsidiaries, if any, or on their respective businesses, operations, assets, condition (financial or otherwise), or prospects;

           (b) The conduct of the Business within the five-year period prior to the date hereof has not been in violation of any foreign, federal, provincial, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would have, and could reasonably be expected to hae, a material adverse affect upon CLL or on its subsidiaries, if any, or on their respective businesses, operations, assets, condition (financial or otherwise), or prospects;

           (c) Neither CLL, its subsidiaries, if any, nor any shareholder, officer, employee or agent of CLL or its subsidiaries, if any, has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any other practice, which in any such case would subject CLL to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any contract, license or other instrument to


                                8


which CLL or any subsidiary of CLL, if any, is a party, except for any termination or modification of any contract the termination or modification of which does not have, and would not reasonably be expected to have, a material adverse effect upon CLL or on its subsidiaries, if any, or on their respective businesses, operations, assets, condition (financial or otherwise), or prospects; and

           (d) All outstanding securities issued by CLL (including all common stock and securities directly or indirectly convertible into, exercisable to acquire, or exchangeable for common stock or other securities of CLL, or agreements for any of the same) were issued in compliance with all applicable securities laws. All of the outstanding common shares of CLL are, and any common shares or other securities of CLL issuable, directly or indirectly, upon conversion into, exercise for, or exchange for any security, when issued pursuant to such conversion, exercise or exchange, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of CLL or any agreement to which CLL is a party or is bound, except as set forth on the Principal Shareholder Disclosure Schedule.

      4.10 Capitalization. The authorized capital stock of CLL consists of 74,297 CLL Common Shares, of which 74,297 shares are outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and non-assessable. Except as set forth on the Principal Shareholders Disclosure Schedule, there are no other shares of capital stock of CLL outstanding, authorized or reserved for issuance, and there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of CLL, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require CLL to issue, sell or deliver any shares of capital stock of CLL. Attached as Schedule 4.14 is a list of the shareholders of CLL as of the date hereof, indicating the number of CLL common shares owned by them beneficially and of record.

      4.11  Labor and Employment Matters.  All references to CLL in this Section
4.11 shall be deemed to refer to both CLL and its subsidiaries, if any. Except as set forth in the Principal Shareholders Disclosure Schedule, CLL has no collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which CLL is a party or by which CLL is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which CLL is a party or by which CLL is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of CLL.

      4.12 Taxes. All references to CLL in this Section 4.12 shall be deemed to refer to both CLL and its subsidiaries, if any.

     (a) As used in this Agreement, (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder; provided, that to the extent the entity with respect to which the term "Code" is


                                9


applied is required to pay Taxes in a jurisdiction not covered by the Code, then the term "Code" shall refer to the applicable tax laws of the relevant jurisdiction; (ii) "Taxes" shall mean all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, withholding and other taxes of any nature, including any interest, penalties or additions with respect thereto and any obligations under any agreements or arrangements with any other Person with respect to such amounts; (iii) "Taxing Authority" shall mean any Governmental Entity (including any subdivision, agency or commission thereof) exercising regulatory authority in respect of Taxes or liability for Taxes of any other Person as required by Applicable Law; (iv) "Tax Return" shall mean all returns, reports, forms, including information returns, with respect to Taxes; (v) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature; and (vi) "Governmental Authority shall mean any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, foreign, national, federal, state or local, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any laws or regulations.

           (b)  CLL has filed, when due, all Tax Returns except as discussed  in
Schedule 4.12(b). All such Tax Returns are true and complete. Except as noted on Schedule 4.12(b), all Taxes due from CLL with respect to the taxable periods covered by such Tax Returns and all other Taxes have been or will be timely paid. CLL has not requested any extension of time to file any Tax Return that has not yet been filed.

           (c) Except as set forth in the Principal Shareholders Disclosure Schedule, no Tax Return of CLL is currently under audit, examination, or dispute by any Taxing Authority, and no written or unwritten notice of such an audit, examination or dispute has been received by CLL. No issues relating to Taxes have been raised in the last five years by any Taxing Authority that can reasonably be expected to recur in a later taxable period. No deficiency for any material amount of Taxes has been asserted or assessed or threatened to be assessed by any Taxing Authority against CLL. No Liens for Taxes exist with respect to any assets or properties of CLL.

      4.13 Environmental Compliance. All references to CLL in this Section 4.13 shall be deemed to refer to both CLL and its subsidiaries, if any. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in the Business, either before or after CLL's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 4.13, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, provincial, local laws or regulations. The operations of CLL at CLL's premises have been in material compliance with all applicable federal, provincial, local laws or regulations regulating the environment. The Principal Shareholders, jointly and severally, shall indemnify and hold harmless NUBI and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action



                                10


and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, provincial or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, provincial, local laws or regulations regulating the environment .

     4.14 Subsidiaries and Affiliates. Except for the subsidiaries of CLL named in Section 4.01, if any, CLL does not have, directly or indirectly, any equity investment in any corporation, partnership, joint venture or other business entity.

      4.15 No Assets Owned by Affiliates. Except as noted on Schedule 4.15, there are no properties, tangible or intangible, owned, directly or indirectly, by any of the CLL Shareholders, or any officer or director of CLL, or any affiliate or relative of any of them, which have been used in the normal day-to-day operations of the Business any time since January 1, 2000.

     4.16 Indebtedness to and from Officers, Directors and Shareholders. Except as disclosed in schedule 4.16, CLL is not indebted, directly or indirectly, to any officer, director, or shareholder of CLL, or any affiliate or relative of any of them, in any amount whatsoever other than for salaries or services rendered since the start of CLL's current pay period and for reimbursable business expenses, nor is any such officer, director or shareholder, or affiliate or relative of any of them, indebted to CLL except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such obligor.

      4.17  Related Party Transactions.  All references to CLL in  this  Section
4.17 shall be deemed to refer to both CLL and its subsidiaries, if any. Except as identified on Schedule 4.17, no officer or director, in such person's capacity as such, or, to the knowledge of each Principal Shareholder, any CLL Shareholder, nor any affiliate or relative of any such officer, director or CLL Shareholder, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which CLL is or was a party, or under which CLL is or was obligated or bound, or to which any of CLL's properties may be or may have been subject, other than any contract, agreement or commitment between CLL and such persons in their capacities as employees, officers or directors of CLL.

     4.18 No Legal Bar. CLL is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is pending against CLL which questions the validity of this Agreement or any of the transactions contemplated hereby.

      4.19 Finder's Fees and Brokerage Fees. CLL has not had any dealings with any person which would entitle such person to any finder's fee or brokerage fees in connection with this Agreement or any transaction contemplated hereby.

      4.20 Required Consents. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property


                                11


lease, equipment lease, contract, license, permit, patent, or other instrument to which CLL or any subsidiary of CLL, if any, is a party or by which CLL or any subsidiary of CLL, if any, is bound) is required to the consummation of the transactions contemplated by this Agreement.

      4.21 Other Information. The Principal Shareholders have disclosed to NUBI all information requested by NUBI and known to such Principal Shareholders (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of CLL and its subsidiaries, if any, and will do so through the Closing. The information concerning CLL and its subsidiaries, if any, set forth in this Agreement, in the schedules hereto furnished by the Principal Shareholders or CLL, and in any other document, statement or certificate furnished or to be furnished to NUBI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by the Principal Shareholders or CLL is accurate in all material respects and none of the Principal Shareholders (after having made reasonable inquiry) is aware of any other fact or matter that renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to NUBI were or will be complete and accurate copies of such documents on the date such copies are delivered.

      4.22 CLL Unaudited Financial Statements. The Principal Shareholders have delivered to NUBI the audited consolidated financial statements of CLL for the fiscal year ended May 31, 2002 and the nine months ended February 28, 2003, and such financial statements are true and correct and fully represent the financial condition of CLL at such dates and comply with United States generally accepted accounting principles consistently applied throughout the periods covered.

     4.23 Regulatory Investigations. To the knowledge of each of the Principal Shareholders, there are no investigations or inquiries pending against CLL or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

      4.24  Corporate  Records.   All  of the minute  books  and  corporate  and
financial records of CLL are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

      4.25 Private Offering. None of CLL or its subsidiaries, if any, or the officers, directors, agents or representatives thereof or their respective affiliates has issued, sold or offered any security of CLL to any Person under circumstances that would cause the sale of the stock, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). None of CLL parties described above will offer the stock or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as


                                12


to make the issuance and sale of NUBI Shares pursuant to this Agreement subject to the registration requirements of Section 5 of the Securities Act. The exchange sale and delivery of the stock hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

      4.26 Foreign Corrupt Practices Act. None of CLL or its subsidiaries, if any, or any officer, director or employee of CLL or its subsidiaries, if any, or any agent or other Person associated with or acting on behalf of CLL has with respect to CLL (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      4.27 Corporate Name. CLL has not received any written or unwritten notice of conflict during the past five (5) years with respect to the rights of others regarding the corporate names of CLL, and has the exclusive right to use its name as the name of a corporation in the jurisdictions in which CLL has operations. No Person is presently authorized by CLL to use the name of CLL.

      4.28 Representations. All representations and warranties of each of the Principal Shareholders in this Agreement are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of CLL which is disclosed in any of the Disclosure Schedules hereto furnished by the Principal Shareholders or CLL shall be deemed to apply only to the representation or warranty referenced by such Disclosure Schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of the Principal Shareholders or CLL in this Agreement.

                         ARTICLE FOUR-B

     Each of the Principal Shareholders hereby jointly and severally represents and warrants to NUBI as of the date hereof and as of the Closing Date, as follows, each of such representations and warranties being true and correct except as expressly set forth in the Disclosure Schedule delivered by the Principal Shareholders to NUBI within fourteen (14) calendar days after the execution and delivery of this Agreement, and which is specifically deemed a part of, and incorporated by reference in, this Agreement (including, without limitation, all Schedules included in the Disclosure Schedule) (such Disclosure Schedule being sometimes hereafter referred to as the "Principal Shareholders Disclosure Schedule"), provided, that it is understood and agreed that NUBI is not required to undertake any independent investigation to determine the truth, accuracy, and completeness of the representations and warranties made by the any of the Principal Shareholders in this Agreement, and that no due diligence


                                13


investigation undertaken by NUBI shall in any way be deemed to ascribe any knowledge to NUBI different from, or in addition to, the following representations and warranties made to NUBI, or to reduce, affect, or eliminate NUBI's complete reliance upon such representations and warranties:

     4.01B     Investment Intent.  Such Principal Shareholder, who is a party to this Agreement to sell such CLL Shareholder's shares of CLL Common Shares to NUBI to acquire shares of NUBI Common Stock represents that such CLL Shareholder that is a party hereto is acquiring such shares of NUBI Common Stock solely for such CLL Shareholder's account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the NUBI Common Stock in violation of the Securities Act.

     4.02B     Access to Information.  Each such  CLL Shareholder acknowledges that such CLL Shareholder has received a copy of this Acquisition Agreement, and a copy of NUBI's most recently filed annual report on Form 10-KSB (the "Form 10-KSB") and most recently filed quarterly reports on Form 10QSB (the "Form 10-QSBs") and Current Report on Form 8-K, has reviewed them carefully and understands that any investment in NUBI Common Stock involves risks Each such
CLL Shareholder acknowledges and agrees that such   CLL Shareholder has had the
opportunity to ask such questions of NUBI officers and has received such information concerning NUBI as such CLL Shareholder has requested.

      4.03B Knowledge and Experience. Each such CLL Shareholder has knowledge and experience in financial and business matters such that the CLL Shareholder is capable of evaluating the merits and risks of an investment in the NUBI Common Stock.

      4.04B Suitability. Each such CLL Shareholder has carefully considered and has, to the extent the CLL Shareholder deems it necessary, discussed with the CLL Shareholder's own professional legal, tax and financial advisers, the suitability of an investment in the NUBI Common Stock for the CLL Shareholder's particular tax and financial situation, and the CLL Shareholder has determined that the NUBI Shares are a suitable investment for the CLL Shareholder.

      4.05B Ability to Bear Risk of Loss. Each such CLL Shareholder has no need for liquidity in its investment in the NUBI Common Stock and is financially able to hold the NUBI Common Stock subject to restrictions on transfer for an indefinite period of time. Such CLL Shareholder is capable of bearing the economic risk of losing the entire amount of its investment.

      4.06B Private Offering. The offer of the NUBI Common Stock to the CLL Shareholder was directly communicated to the CLL Shareholder by NUBI after extensive negotiation of a business combination involving NUBI and CLL, and without any general solicitation or advertisement. In respect of any CLL Shareholder not a CLL Shareholder, the offer of the NUBI Common Stock will be directly communicated by the Principal Shareholders, and not by NUBI or any of its representatives.

     4.07B     Truth and Accuracy.  All representations and warranties made by the  CLL Shareholder are true and accurate as of the date hereof and shall be


                                14


true and accurate as of the date NUBI issues NUBI Common Stock to such CLL Shareholder to consummate the transaction contemplated by this Agreement.

     4.08B     Authority.  The CLL Shareholder has all requisite power,
authority and legal capacity and is competent to execute and deliver this Agreement and has all requisite power, authority and legal capacity and is competent to execute and deliver each of the other transaction documents to which such CLL Shareholder is or is specified to be a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and together with all other transaction documents to which the CLL Shareholder is a party which, when executed and delivered by such CLL Shareholder, will constitute, legal, valid and binding obligations of such CLL Shareholder, enforceable against such CLL Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. In the event that such CLL Shareholder is not a natural person, such CLL Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the individual executing and delivering this Agreement on behalf of such CLL Shareholder has been duly authorized to execute and deliver this Agreement on behalf of the CLL Shareholder, the signature of such individual is binding upon the CLL Shareholder, and the CLL Shareholder was not formed for the specific purpose of acquiring the NUBI Common Stock.

     4.09B     No Violation.  The execution and delivery of this Agreement and the consummation of the transactions or performance of the obligations contemplated by this Agreement do not and will not violate any term of the CLL Shareholder's organizational documents, if applicable, and will not result in a breach or default under any statute or agreement to which or by which the CLL Shareholder is bound.

     4.10B     Reliance on Own Advisers.  In connection with the CLL
Shareholder's investment in the NUBI Common Stock, the CLL Shareholder has not relied upon NUBI or its advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the CLL Shareholder's own legal counsel and tax advisers.

      4.11B Restrictions on Transfer. The CLL Shareholder understands that the offer and sale of the NUBI Common Stock to the CLL Shareholder has not been registered or qualified under the Securities Act, or any applicable securities laws of any foreign, federal, provincial, state or local jurisdictions. The CLL Shareholder may not offer, sell or otherwise transfer the NUBI Common Stock, or any interest in the NUBI Common Stock, and understands that NUBI shall be required to refuse to register any such transfer, unless made
(i) pursuant to registration under the Securities Act, or (ii) pursuant to an available exemption from registration. The CLL Shareholder understands that NUBI may require the CLL Shareholder to furnish an opinion of U.S. counsel reasonably satisfactory to NUBI that the requirements of the preceding sentence have been satisfied. The CLL Shareholder acknowledges and agrees that NUBI has no


                                15


obligation to register the shares of NUBI Common Stock to be issued to the CLL Shareholder upon consummation of the transactions contemplated by this Agreement except as provided in Section 14.17 of this Agreement.

     4.12B     Restrictive Legend.   A restrictive legend, substantially in the
following form, will be placed on each certificate representing the shares of NUBI Common Stock issued to the CLL Shareholder by NUBI upon consummation of the transactions contemplated by this Agreement:

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("STATE LAWS") OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY JURISDICTIONS OUTSIDE OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT COVERING THE SECURITIES, OR (2) UPON DELIVERY TO THE ISSUER OF AN OPINION OF U.S. COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT REGISTRATION PURSUANT TO AN EXEMPTION FROM THE REGISTRATION WHICH IS IN COMPLIANCE WITH THE SECURITIES ACT.

     4.13B     Accredited Investor; U.S. Person.  The CLL Shareholder is either
(1) an "accredited investor within the meaning of Rule 501 under the Securities Act or (2) the CLL Shareholder is a not a "U.S. person" within the meaning of Rule 903 and the offering of NUBI Common Stock to such CLL Shareholder is exempt from registration under U.S. securities laws pursuant to Regulation S under the Securities Act.

     4.14B.    Reliance.  The CLL Shareholder acknowledges and understands that
NUBI and its officers, directors, employees, representatives and agents are relying upon the accuracy of the CLL Shareholder's representations and warranties in this Agreement to establish compliance with applicable securities laws. The CLL Shareholder agrees to indemnify and hold harmless NUBI and its officers, directors, employees, representatives and agents against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

                         ARTICLE FOUR-C

     CLL hereby represents and warrants to NUBI as of the date hereof and as of the Closing Date, as follows, each of such representations and warranties being true and correct except as expressly set forth in the Disclosure Schedule delivered by CLL to NUBI within fourteen (14) calendar days after the execution and delivery of this Agreement, and which is specifically deemed a part of, and incorporated by reference in, this Agreement (including, without limitation, all Schedules included in the Disclosure Schedule) (such Disclosure Schedule being



                                16


sometimes hereafter referred to as the "CLL Disclosure Schedule"), provided, that it is understood and agreed that NUBI is not required to undertake any independent investigation to determine the truth, accuracy, and completeness of the representations and warranties made by CLL in this Agreement, and that no due diligence investigation undertaken by NUBI shall in any way be deemed to ascribe any knowledge to NUBI different from, or in addition to, the following representations and warranties made to NUBI, or to reduce, affect, or eliminate NUBI's complete reliance upon such representations and warranties:

      4.01C Organization and Good Standing. CLL is a corporation duly organized, validly existing and in good standing under the laws of the Republic of France and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by CLL on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

      4.02C Due Authorization. CLL has all requisite power, authority and legal capacity and is competent to execute and deliver this Agreement and CLL has all requisite power, authority and legal capacity and is competent to execute and deliver each of the other transaction documents to which it is or is specified to be a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and, together with all other transaction documents to which CLL is a party which, when executed and delivered by CLL, will constitute, legal, valid and binding obligations of CLL, enforceable against CLL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally. The execution and delivery by CLL of this Agreement and each of the other transaction documents to which it is, or is specified to be, a party, and the consummation of the stock exchange and other transactions contemplated hereby and thereby have been duly or will be authorized by all necessary action (corporate and other) of CLL.

                          ARTICLE FIVE

      NUBI represents and warrants (i) to each of the CLL Shareholders who is either a Principal Shareholder or who executes and delivers a Purchase and Sale Agreement and tenders such CLL Shareholder's shares of CLL Common Shares to NUBI at Closing in consideration for shares of NUBI Common Stock, and (ii) to CLL, in each case as of the date hereof and as of the Closing Date, as follows, each of such representations and warranties being true and correct except as expressly set forth in the Disclosure Schedule delivered by NUBI to the Principal Shareholders within fourteen (14) calendar days after the execution and delivery of this Agreement, and which is specifically deemed a part of, and incorporated by reference in, this Agreement (including, without limitation, all Schedules included in the Disclosure Schedule) (such Disclosure Schedule being sometimes hereafter referred to as the "NUBI Disclosure Schedule"), provided, that it is understood and agreed that neither the Principal Shareholders nor CLL are



                                17


required to undertake any independent investigation to determine the truth, accuracy, and completeness of the representations and warranties made by NUBI in this Agreement, and that no due diligence investigation undertaken by the Principal Shareholders or CLL shall in any way be deemed to ascribe any knowledge to any of them different from, or in addition to, the following representations and warranties made to them, or to reduce, affect, or eliminate their complete reliance upon such representations and warranties:

      5.01 Organization, Standing and Power. NUBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business it presently conducts and presently plans to conduct. All corporate proceedings required by law or by the provisions of this Agreement to be taken by NUBI on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

       5.02 Due Authorization. This Agreement and each other agreement contemplated hereby to be executed in connection herewith by NUBI or have been (or upon execution will have been) duly executed and delivered by NUBI and constitute (or upon execution will constitute) legal, valid and binding obligations of NUBI enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights.

      5.03 Agreement Not in Breach of Other Instruments. Nubi's execution and delivery of this Agreement by NUBI and its consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which NUBI is a party or by which it or its properties are bound.

      5.04 Status of Common Stock. Upon consummation of the transactions contemplated by this Agreement, the NUBI Shares to be issued to the CLL Shareholders, when issued and delivered, will be duly authorized, validly issued, fully paid and non-assessable and shall be free of any and all liens, claims or encumbrances. The NUBI Shares are "restricted securities" within the meaning of applicable U.S. securities laws and are not registered under such laws. NUBI has no obligation to register those shares in the future except as provided in Section 14.17 of this Agreement.

      5.05 No Bankruptcy. Neither NUBI nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

      5.06 Absence of Certain Changes. Since December 31, 2002, there has not been any material adverse change in the financial condition, assets or liabilities of NUBI, and NUBI has not:


                                18



           (a) Engaged in any material transaction outside the ordinary course of business;

           (b) Made any capital expenditures other than in the ordinary course of business;

           (c) Paid, loaned or advanced (other than the payment of salaries or reimbursement of expenses in the ordinary course of business) any amounts to, or sold, transferred or leased any properties or assets to or entered into any other transactions with any of its officers or directors, any of its affiliates, or any officer or director of its affiliates;

           (d) Made any material change in any method of accounting or accounting practice;

          (e) Incurred any material indebtedness or leasehold expense in excess of $5,000;

           (f) Entered into any material guaranties or otherwise incurred or suffered to exist any material contingent liabilities;

          (g) Paid or declared any dividend or other distribution in respect of its capital stock, or set aside any sums for the payment of any such dividend or other distribution;

           (h) Issued or sold any shares of common stock or any other equity security, granted any stock option or warrant, or otherwise issued any security convertible into capital stock.

           (i) Agreed, whether in writing or otherwise, to do any of the foregoing;

           (j) Suffered any labor trouble or any controversies with any of its employees;

           (k) Suffered any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the business or properties of NUBI;

          (l) Received notice that any person or entity with which NUBI has a significant business relationship intends to cancel or terminate such business relationship; or

          (m) Increased the compensation payable or to become payable by NUBI to any of its respective directors, officers, employees or agents, or any bonus payments or arrangement made to or with any thereof.

      5.07 Contracts and Commitments. All agreements which materially affect NUBI, to which NUBI is a party or by which NUBI or any of its property is bound which exist as of the date of execution of this Agreement have been filed as exhibits to documents filed by NUBI with the Commission under the Securities



                                19


Exchange Act of 1934 (collectively, the "Contracts") except as previously disclosed. NUBI is not in default with respect to any material term or condition of any such Contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder.

     5.08 Litigation.

           (a) There is no action, suit or proceeding to which NUBI or any of NUBI's officers or directors is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body, or any arbitrator or arbitral body, which, if decided or concluded adversely, would have a materially adverse impact upon the operation by NUBI of its business or on NUBI's ability to consummate the transactions contemplated herein, and NUBI has no knowledge that any such action, suit or proceeding has been threatened against NUBI;

           (b) None of NUBI, its officers or its directors has been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with its business; and

           (c) There is not in existence on the date hereof any order, judgment or decree of any court or other tribunal or other agency or any arbitrator or arbitral body, enjoining or requiring NUBI or any of its officers or directors to take any action of any kind with respect to its business, properties or assets.

     5.09 Compliance with Law.

      (a) NUBI currently has no outstanding notice or notification from any court or governmental agency, authority or body that, with respect to the operations of NUBI's business, it is in violation in any material respect of or not in substantial compliance with any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conservation) or that upon the passage of time it will be in violation in any material respect of any of the foregoing;

      (b) The conduct of NUBI's business within the five-year period prior to the date hereof has not been in violation of any federal, state or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items (including, but not limited to, those related to employee safety, employment discrimination and environmental protection or conversation) in force on the date hereof, the enforcement of which would materially and adversely affect the condition (financial or otherwise), business or properties of NUBI;

      (c) Neither NUBI nor any shareholder, officer, employee or agent of NUBI has, directly or indirectly, within the five year period prior to the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, competitor or governmental employee or official or has engaged in any


                                20


other practice, which in any such case would subject NUBI to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would be grounds for termination or modification of any material contract, license or other instrument to which NUBI is a party; and

     (d) All outstanding securities NUBI has issued (including all common stock and securities convertible into or exercisable for common stock) were issued in compliance with all applicable securities laws. All of the outstanding shares of NUBI Common Stock are, and any shares of NUBI Common Stock issuable upon conversion or exercise of any other security, when issued pursuant to such conversion or exercise will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the charter documents of NUBI or any agreement to which NUBI is a party or is bound.

     5.10 Capitalization. The authorized capital stock of NUBI consists of 50,000,000 shares of common stock, of which 10,069,300 shares are issued and outstanding on the date hereof. Such issued and outstanding shares have been duly and validly authorized and are fully paid and nonassessable. There are no other shares of capital stock of NUBI outstanding, authorized or reserved for issuance, there are no outstanding options, warrants, or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares of capital stock of NUBI, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions which require NUBI to issue, sell or deliver any shares of capital stock of NUBI. Attached, as Schedule 5.10, is a list of the stockholders of NUBI indicating the number of NUBI common shares owned of record by them as of a recent date.

      5.11 Labor and Employment Matters. NUBI has no collective bargaining agreement, service or employment contract or other labor or employment agreement or scheme to which NUBI is a party or by which NUBI is bound; no profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan, contract, arrangement or scheme to which NUBI is a party or by which NUBI is bound; and no plan, contract, arrangement or scheme under which fringe benefits (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded to employees of NUBI.

     5.12 Taxes. All tax returns required to be filed with respect to NUBI have been duly filed and all taxes and other governmental charges as reflected on such tax returns as being due and owing in respect of the properties, income, sales and payrolls of NUBI have been duly paid. There are no pending questions with governmental agencies relating to, or claims or assessments for, taxes payable by NUBI, and NUBI has not given, and has not been requested to give, any waivers extending the statutory period of limitation applicable to any income tax return for any period; and proper and accurate amounts have been withheld by NUBI from its employees for all periods in full and complete compliance with the tax withholding provisions of all applicable laws.



                                21



No Tax Return of NUBI is currently under audit, examination, or dispute by any Taxing Authority, and no written or unwritten notice of such an audit, examination or dispute has been received by NUBI. No material issues relating to Taxes have been raised in the last five years by any Taxing Authority that can reasonably be expected to recur in a later taxable period. No deficiency for any material amount of Taxes has been asserted or assessed or threatened to be assessed by any Taxing Authority against NUBI. No Liens for Taxes exist with respect to any assets or properties of NUBI.

     5.13 Environmental Compliance. There have been no uses, disposals, burials or releases of Hazardous Materials (as defined) on any premises used in NUBI's business, either before or after NUBI's occupancy of such premises, except in substantial compliance with applicable laws. For purposes of this Section 5.12, the term "Hazardous Materials" shall mean any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" and similar terms under any applicable federal, state or local laws or regulations. The operations of NUBI at NUBI's premises have been in material compliance with all applicable federal, state or local environmental laws or regulations. NUBI shall indemnify and hold harmless CLL and its successors and assigns from and against any and all claims, demands, damages, actions, penalties, liabilities, causes of action and government proceedings of any kind or nature whatsoever, arising out of or in any manner directly or indirectly connected with the presence prior to Closing of Hazardous Materials at such premises or the violation prior to Closing of any applicable federal, state or local environmental laws or regulations at such premises, including, but not limited to, any claims of indemnification or contribution under any federal, state or local laws or regulations.

      5.14 Subsidiaries and Affiliates. Except for its wholly owned subsidiary Neuro Acquisition Corp and Neuro Bioscience Limited, NUBI has no direct or indirect equity investment in any corporation, partnership, joint venture or other business entity.

     5.15 Indebtedness to and from Officers, Directors and Stockholders. Except as set forth in the financial statements dated December 31, 2002 NUBI is not indebted to any officer, director, stockholder, or affiliate of NUBI in any amount whatsoever except as disclosed in schedule 5.01.

      5.16 No Legal Bar. NUBI is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no such action or proceeding is now, or at the Closing shall be, threatened or pending against NUBI which questions the validity of this Agreement or any of the transactions contemplated hereby.

      5.17 Finder's Fees and Brokerage Fees.  NUBI has not had any dealings with
any  person,   which would entitle such person to any finder's fee or  brokerage fees in connection with this Agreement or any transaction contemplated hereby.


                                22



      5.18 Other Information. NUBI has disclosed or will, prior to the Closing, disclose to CLL all information requested by any Principal Shareholder or CLL and known to NUBI (after reasonable investigation and inquiry) to be material to the condition (financial or otherwise), business or properties of NUBI. The information concerning NUBI set forth in this Agreement, in the NUBI Annual Report (including the audited financial statements contained therein (the "NUBI Financial Statements")), in any schedules hereto furnished by NUBI, and in any other document, statement or certificate furnished or to be furnished to NUBI pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading. All information contained or referred to in the schedules hereto furnished by NUBI is accurate in all material respects and NUBI (after having made reasonable inquiry) is not aware of any other fact or matter, which renders any such information materially misleading. Copies of all documents heretofore or hereafter delivered or made available to the Principal Shareholders or CLL were or will be complete and accurate copies of such documents on the date such copies are delivered.

      5.19 NUBI Financial Statements. The NUBI unaudited consolidated proforma Financial Statements as filed with the SEC on Form 8K/A fully represent the financial condition of NUBI at December 31, 2002 and the results of operations, shareholders equity and cash flows of NUBI for the periods reported on. The NUBI Financial Statements comply with US Generally Accepted Accounting Principles consistently applied throughout the periods and at as the date reported on .

      5.20  Reporting  Company.   NUBI is a reporting company  registered  under
Section 12(g) of the Securities Exchange Act of 1934 and is in compliance with all laws, rules and regulations applicable to reporting companies generally.

      5.21 Securities Filings. NUBI is current with respect to all required filings with state and federal securities regulatory authorities and the contents of all such filings are complete and accurate in all material respects.

      5.22 OTC Bulletin Board. NUBI's common stock is posted for trading on the OTC Bulletin Board under the symbol "NUBI."

      5.23 Stop Trade Orders. There are no pending, and at the Closing there will not be pending and there have never been any, stop trade orders issued against NUBI or any of its directors or officers or those of any affiliates of NUBI by any securities regulatory authority whether in the United States or in any other jurisdiction.

      5.24 Regulatory Investigations. To NUBI's knowledge, there are no investigations or inquiries pending against NUBI or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.



                                23



      5.25  Corporate  Records.   All  of the minute  books  and  corporate  and
financial records of NUBI are, or prior to the Closing will be, in all material respects, complete, up to date and accurate.

     5.26 Representations. All representations and warranties of NUBI are true, accurate and complete in all material respects as of the date hereof and will be true, accurate and complete as of the Closing as if made at such time, except with respect to the effect of transactions in the ordinary course of business and transactions contemplated or permitted by this Agreement. Any exception to a representation or warranty of NUBI which is disclosed in any of the schedules hereto furnished by NUBI shall be deemed to apply only to the representation or warranty referenced by such schedule, and shall not, unless scheduled separately, be considered an exception to any other representation or warranty of NUBI in this Agreement.

      5.27 Government Approvals. No governmental notices, filings, approvals or consents are required in order for NUBI to complete the transactions contemplated by this Agreement except such as will have been made or obtained prior to Closing.

      5.28 Required Consents. No consent, waiver or other authorization of any third party (including, without limitation, any third party to a real property lease, equipment lease, contract, license, permit or other instrument to which NUBI is a party or by which NUBI is bound) is required to the consummation of the transactions contemplated by this Agreement.

     5.29 No Assets Owned by Affiliates. There are no material properties, tangible or intangible, owned, directly or indirectly, by any of the NUBI Shareholders, or any officer or director of NUBI, or any affiliate or relative of any of them, which have been used in the normal day-to-day operations of the Business any time since January 1, 2000.

    5.30 Licenses and Permits. Schedule 5.31 lists all licenses ("Licenses") and permits ("Permits") held by NUBI and its subsidiaries, if any, in connection with the operation of their business as currently conducted or to the occupancy and use of the premises upon which their business is conducted. No breach of any such License or Permit currently exists, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a breach thereunder.


    5.31 Proprietary Rights. Schedule 5.31 lists all patents, patent applications, trademarks, trade names, service marks, copyrights, patent rights, trademark registrations, trademark applications, business names, brand names, copyright registrations, designs, design registrations, rights to computer software or any rights to any of the foregoing ("Intellectual Property") of which NUBI is the owner, licensee or licensor (other than commercially-available computer software and similar property), and indicates whether NUBI is the owner, the licensee or the licensor of such Intellectual Property and, if it is the licensee or licensor, the identity of the other party to the agreement, the scope of the rights licensed, and the term of the agreement. Neither the stock exchange nor the other transactions to be consummated at closing will conflict



                                24


with, or impair such rights. NUBI conducts its business without conflict or infringement of any legitimate Intellectual Property claimed or held by others. To the knowledge of NUBI, no third party conflicts with or infringes upon any Intellectual Property owned or licensed by or licensed to NUBI.

      5.32  Related Party Transactions.  All references to NUBI in this  Section
5.32 shall be deemed to refer to both NUBI and its subsidiaries, if any. Except as identified on Schedule 5.32, no officer or director, in such person's capacity as such, or, to the knowledge of NUBI, any NUBI Shareholder, nor any affiliate or relative of any such officer, director or NUBI Shareholder, now has or within the last three (3) years has had, either directly or indirectly, a material interest in any contract, agreement or commitment to which NUBI is or was a party, or under which NUBI is or was obligated or bound, or to which any of NUBI's properties may be or may have been subject, other than any contract, agreement or commitment between NUBI and such persons in their capacities as employees, officers or directors of NUBI.

     5.33 Corporate Name. NUBI has not received any written or unwritten notice of conflict during the past five (5) years with respect to the rights of others regarding the corporate names of NUBI, and has the exclusive right to use its name as the name of a corporation in the jurisdictions in which NUBI has operations. No Person is presently authorized by NUBI to use the name of NUBI.


                          ARTICLE SIX

      All references to CLL in this Article shall be deemed to refer to both CLL and its subsidiaries, if any, except where the context requires otherwise. The Principal Shareholders, jointly and severally, hereby covenant and agree, between the date hereof and the Closing, as follows, for each of themselves and also to cause CLL to abide by the following covenants and agreements:

     6.01 Conduct of Business. CLL shall conduct the operations of its Business only in the ordinary course and in a manner consistent with its prior practices and which would not result, or would not reasonably be expected to result, in a material adverse change to CLL's business, assets, operations, condition (financial or otherwise), or prospects. CLL shall use reasonable efforts to preserve the goodwill of its customers and others with whom it has business relations. Except as otherwise contemplated by this Agreement or consented to by NUBI in writing in advance, between the date of this Agreement and the Closing, CLL shall not:

          (a) Engage in any material transaction outside the ordinary course of business;

           (b) Make any capital expenditures other than in the ordinary course of business;

           (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;



                                25



           (d) Enter into any material new indebtedness, or cancel any indebtedness due it, except upon full payment thereof;

           (e) Make any payment of dividends or other unusual distribution of cash or assets to shareholders or employees, including repayment of outstanding indebtedness;

           (f) Make any material change in any method of accounting or accounting practice;

           (g) Enter into or engage in any transaction with any officer, director, shareholder, or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

           (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, provincial or federal taxes;

           (i) Issue or sell any common shares or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

           (j) Take any other action which would render any representation or warranty of CLL herein inaccurate as of the date such action is taken; or

           (k) Agree, whether in writing or otherwise, to do any of the foregoing.

      6.02 Fulfillment of Conditions and Covenants. None of the Principal Shareholders shall, nor shall any of them permit CLL to, voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to such Person as set forth in this Agreement and shall promptly do all acts and take all such steps as are necessary or appropriate to enable performance as early as possible the obligations herein provided.

      6.03 Status of Assets. CLL's title to its assets shall be maintained and preserved at all times from the date hereof until completion of the Closing in material accordance with the representations and warranties set forth in this Agreement.

      6.04  Access  to  Information.   Upon reasonable  notice  from  NUBI,  the
Principal Shareholders shall, or shall cause CLL to, deliver to the representatives of NUBI, or grant such representatives access during normal business hours to, the books, records and financial statements of CLL and the officers, employees and accountants of CLL to make such reviews, examinations and investigations thereof as NUBI deems necessary.

      6.05 Financial Records and Unaudited Financial Statements. The Principal Shareholders shall cause CLL to accurately maintain its books and records and


                                26


promptly advise NUBI in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, or Business of CLL.

      6.06 Audited Financial Statements. The Principal Shareholders shall cause CLL to complete an audit of the financial statements of CLL in conformance with the requirements of Form 8-K (items 2 and 7) and other applicable rules and regulations of the U.S. Securities and Exchange Commission (the "Commission"). Such audit shall be completed in adequate time for NUBI to timely file the audited financial statements of CLL, together with all required pro forma financial statements, with the Commission on Form 8-K, i.e., within the prescribed time period after the Effective Time.

      6.08 Transfer of Licenses, Permits and Authorizations. Between the date hereof and the Closing, the Principal Shareholders shall cause CLL, if required by applicable law or regulations, at its cost, to obtain new Licenses and Permits or transfers of existing Licenses and Permits and any governmental or other consents or authorizations required for the consummation of the Acquisition and the conduct of CLL's Business following the Closing; provided, however, that the terms and conditions of such new or transferred Licenses and Permits shall not be less favorable than those terms and conditions to which CLL is currently subject.

      6.09 Employees. Between the date hereof and the Closing, the Principal Shareholders shall cause CLL to use its best efforts to ensure that all of the key employees of CLL shall remain as employees of CLL.

      6.10 Agreement with Respect to Other Regulatory Filings. The Principal Shareholders shall, and shall cause CLL to, cooperate with NUBI in the preparation of any document or other material that may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

      6.11 Solicitation of Inquiries. From the date hereof to the earlier to occur of (i) the Closing or (ii) the termination of this Agreement pursuant to Article Ten hereof (which period shall be referred to herein as the "No-Shop Period"), neither the Principal Shareholders shall not, nor shall the Principal Shareholders permit CLL or any of the directors, employees, agents or representatives of any of the Principal Shareholders or CLL, without the prior written consent of NUBI, to solicit from any other Person, firm or corporation any inquiry or proposal relating, directly or indirectly, to a merger, consolidation, amalgamation, purchase or sale of assets, or other disposition of assets or property or a material interest therein, sale or exchange of securities or similar transaction involving CLL, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning CLL or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving CLL.

      6.12 Purchase and Sale Agreements. Within five (5) days after the execution and delivery of this Agreement, the Principal Shareholders shall distribute to each of the CLL Shareholders who is not a Principal Shareholder a Purchase and Sale Agreement satisfactory to NUBI in form and in substance to



                                27


make the offer to acquire CLL Common Stock to those CLL Shareholders who are not Principal Shareholders, and the Principal Shareholders shall otherwise comply with the requirements of any pre-emptive rights or cooling off period or similar arrangements in any agreement among or applicable to CLL Shareholders.

      6.13 Public Announcements. Except as required by any applicable law, rule or regulation, prior to the Closing, the Principal Shareholders shall not, nor shall any of them permit CLL to issue any press release or otherwise make or permit to be made any public statement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of NUBI.

      6.14 Appointment of Additional Director. The person to be appointed as an additional NUBI Director at the Effective Time shall adopt the New Officer Resolutions and shall deliver an original signed copy of such resolutions to NUBI in connection with the Closing.

                         ARTICLE SEVEN

      NUBI hereby covenants and agrees, between the date hereof and the date of Closing, as follows:

      7.01 Fulfillment of Conditions and Covenants. NUBI shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions applicable to it as set forth in this Agreement, and NUBI shall promptly do all acts and take all such measures as may be necessary or appropriate to enable it to perform as early as possible the obligations herein provided.

      7.02  Access  to Information.  Upon reasonable notice from  the  Principal
Shareholders, NUBI shall deliver to the representatives of the Principal Shareholders, or grant such representatives access during normal business hours to, the books, records and financial statements of NUBI to make such reviews, examinations and investigations thereof as the Principal Shareholders deem reasonably necessary.

      7.03 Compliance with Applicable Securities Laws. NUBI agrees to use its best efforts to comply with all applicable securities laws in connection with the offer and sale of the NUBI Shares to the CLL Shareholders and will pay all expenses incident thereto.

      7.04 Resignations of Existing Officers. The board of directors of NUBI shall obtain written resignations of each of the existing officers of NUBI, if any, who will not continue to be officers of NUBI after the Effective Time, and shall deliver them to CLL at the Closing.

     7.05 Appointment of Additional New Director and New Officers. The board of directors of NUBI shall adopt the New Director Resolutions (as defined in Section 3.03) to add a Director to its Board of Directors and the New Officer Resolutions (as defined in Section 3.04) and shall deliver certified copies of such resolutions to the Principal Shareholders at the Closing.



                                28



      7.06 Conduct of Business. NUBI shall conduct the operations of its business only in the ordinary course. Except as otherwise contemplated by this Agreement or consented to by the Principal Shareholders in writing, between the date of this Agreement and the Closing, NUBI shall not:

          (a) Engage in any material transaction outside the ordinary course of business;

           (b) Make any capital expenditures other than in the ordinary course of business;

           (c) Enter into any material guaranties or otherwise incur or suffer to exist any material contingent liabilities;

           (d) Enter into any material new indebtedness, or cancel any indebtedness due it except upon full payment thereof;

           (e)   Make any payment of dividends or other distribution of cash  or
assets   to  stockholders  or  employees,  including  repayment  of  outstanding indebtedness;

           (f) Make any material change in any method of accounting or accounting practice not required by law;

           (g) Enter into or engage in any transaction with any officer, director, shareholder or affiliate, except for the payment of salaries and other activities in the ordinary course of business;

           (h) Fail to pay when due, or fail to maintain a reserve adequate for the payment when due of, any applicable local, state or federal taxes;

           (i) Issue or sell any shares of common stock or other equity security, grant any stock option or warrant, or otherwise issue any security convertible into capital stock;

           (j) Take any other action which would render any representation or warranty of NUBI herein inaccurate as of the date such action is taken; or

           (k) Agree, whether in writing or otherwise, to do any of the foregoing.

      7.07 Financial Records. NUBI shall accurately maintain its books and records according to US Generally Accepted Accounting Principles and shall promptly advise CLL in writing of any material adverse change in the condition (financial or otherwise), assets, liabilities or business of NUBI.


                                29



      7.08 Agreement with Respect to Other Regulatory Filings. NUBI agrees that it shall cooperate with the Principal Shareholders in the preparation of any document or other material that may be required by any governmental agency as a predicate to or result of the transactions herein contemplated.

      7.09  Solicitation  of  Inquiries.  Unless  otherwise  permitted  by  this
Agreement, during the No-Shop Period (as defined in Section 6.11) neither NUBI nor its directors, employees, agents or representatives shall, without the prior written consent of CLL, solicit from any other person, firm or corporation any inquiry or proposal relating to a merger, consolidation, amalgamation, arrangement, purchase, or sale of assets, exchange of securities or similar transaction involving NUBI, other than in the ordinary course of business, nor shall they deliver to any other person any information concerning NUBI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate the possibility of such a transaction involving NUBI.

      7.10 Public Announcements. Except as required by any applicable law, rule or regulation, prior to the Closing NUBI shall not issue or permit to be issued any press release or otherwise make or permit to be made any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Principal Shareholders, except as may be required by applicable securities laws.

                         ARTICLE EIGHT

      The obligations of the Principal Shareholders and CLL contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out in this Article. If any such condition is not satisfied, the Principal Shareholders have the right, at their sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that the Principal Shareholders elect to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of NUBI to the Principal Shareholders with respect to such condition.


     8.01 Accuracy of and Certificate as to Representations and Warranties. The representations and warranties of NUBI contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and the Principal Shareholders shall have received from NUBI a certificate, dated as of the Closing and signed by an executive officer of NUBI, certifying that all such representations and warranties of NUBI remain true and correct as of the Closing.

      8.02 Compliance with Covenants. NUBI shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by NUBI.



                                30



      8.03 Action/Proceeding. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

     8.04 Consents. The Principal Shareholders shall have obtained all required consents from the parties from whom consent is required, as listed on the Disclosure Schedule, and from any other third party (including any foreign, federal, provincial or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and the Principal Shareholders shall have obtained documentation or other evidence confirming same.

      8.05 Compliance with Law. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for the Principal Shareholders may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

     8.06 Opinion of Counsel for NUBI. CLL Shareholders shall have received an opinion of counsel of NUBI, dated as of the Closing, which is addressed to the applicable CLL Shareholders who elect to sell their shares of CLL Common Stock to NUBI pursuant to this Agreement, and is reasonably satisfactory in form and substance to the Principal Shareholders and their counsel. In rendering its opinion, counsel for NUBI may rely upon certificates of officers of NUBI and certificates of governmental authorities as to factual matters.

      8.07 Delivery of Resolutions. The board of directors of NUBI shall have adopted the New Director Resolutions (as defined in Section 3.03) and the New Officer Resolutions (as defined in Section 3.04) and shall have delivered certified copies of such resolutions to CLL at the Closing.

     8.08 Delivery of NUBI Shares. At the Closing the certificates representing the applicable number of NUBI Shares shall have been delivered to the CLL Shareholders in accordance with Articles 1 and 2 of this Agreement.

      8.09 Other Information. The Principal Shareholders shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

      8.10 Adverse Change. NUBI shall provide a certificate to the Principal Shareholders which states that: (i ) no material adverse change in NUBI, its condition (financial or otherwise), or its business, assets or results of operations, or which materially impairs NUBI's ability to conduct its Business, shall have occurred other than for changes which occur from the fact that NUBI has entered into this Agreement with the Principal Shareholders; (ii) NUBI shall not have suffered any material change, loss or damage, whether or not covered by



                                31


insurance, since the date of execution of this Agreement, which change, loss or damage materially affects or impairs the ability of NUBI to conduct its Business; and, (iii) without limitation of the foregoing, there shall not have occurred any destruction of or damage or loss to all or any part of the assets of NUBI from any cause whatsoever, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot or any other cause commonly referred to as force majeure, which destruction, damage or loss shall not have been fully repaired to the Principal Shareholders's satisfaction.

      8.11 Corporate Authorization. NUBI shall have delivered to the Principal Shareholders certified copies of all appropriate resolutions of NUBI's board of directors authorizing the transactions contemplated by this Agreement.

      8.12 Certificate of Status. NUBI shall have delivered to the Principal Shareholders a certificate of good standing and a tax clearance certificate from the Utah Secretary of State with respect to NUBI dated not more than ten (10) days prior to the Closing.

      8.13 Incumbency Certificate. NUBI shall have delivered to the Principal Shareholders a certificate of incumbency with respect to those persons who are the directors and officers of NUBI at the time of the Closing.

                          ARTICLE NINE

       The obligations of NUBI contemplated herein are subject to the satisfaction, at or before the Closing, of all of the conditions set out herein below. If any such condition is not satisfied, NUBI shall have the right, at its sole election, either to waive the condition in question and proceed with the Closing or, in the alternative, to terminate this Agreement without liability. In the event that NUBI elects to waive the condition in question and proceed with the Closing, the condition in question shall be deemed to have been satisfied and shall have no further force or effect hereunder in the absence of any misrepresentation of any Principal Shareholder or CLL to NUBI with respect to such condition.

     9.01 Accuracy of and Certificate as to Representations and Warranties. The representations and warranties of the Principal Shareholders and of CLL contained herein and in all documents to be delivered pursuant hereto shall be true and correct in all material respects as of the Closing, as if made at such time, and NUBI shall have received from the Principal Shareholders and from CLL a certificate, dated as of the Closing and signed by each Principal Shareholder and by an authorized officer of CLL, certifying that all such representations and warranties remain true and correct as of the Closing.

      9.02 Compliance with Covenants. Each Principal Shareholder and CLL shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by such Person.



                                32



      9.03 Action/Proceeding. No court shall have issued an order effective against a party to restrain or prohibit the transactions herein contemplated.

      9.04 Consents. CLL shall have obtained all required consents from the parties from whom consent is required, and from any other third party (including any foreign, federal, provincial, stare or local governmental agency or instrumentality) as may be necessary or appropriate in connection with the execution and delivery of this Agreement, or to the consummation of the transactions contemplated hereby, and NUBI shall have obtained from the Principal Shareholders and from CLL documentation or other evidence confirming same.

      9.05 Compliance with Law. There shall have been obtained any and all permits, approvals and consents of all governmental bodies or agencies which counsel for NUBI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance in all material respects with applicable laws.

      9.06 Purchase and Sale Agreements. NUBI shall have received a properly executed Purchase and Sale Agreement from each of the CLL Shareholders who are elect to tender CLL Common Shares to NUBI in consideration for shares of NUBI Common Stock on the terms and conditions of this Agreement and such Purchase and Sale Agreement.

      9.07 Opinion of Counsel for the Principal Shareholders. NUBI shall have received an opinion from counsel to the Principal Shareholders, which is dated as of the Closing and is reasonably satisfactory in form and substance to NUBI and its counsel. In rendering its opinion, counsel for CLL may rely upon certificates of officers of CLL and certificates of governmental authorities as to factual matters.

      9.08 Other Information. NUBI shall have received such other certificates, opinions and other documents as it or its counsel may reasonably require in order to consummate the transactions contemplated hereby, all of which shall be in form and substance satisfactory to it and its counsel.

      9.09 Adverse Change. The Principal Shareholders each shall provide a certificate to NUBI which states that: (i ) no material adverse change in CLL, its condition (financial or otherwise), or its business, assets or results of operations, or which materially impairs CLL's ability to conduct its Business, shall have occurred other than for changes which occur from the fact that CLL has entered into this Agreement with NUBI; (ii) CLL shall not have suffered any material change, loss or damage, whether or not covered by insurance, since the date of execution of this Agreement, which change, loss or damage materially affects or impairs the ability of CLL to conduct its Business; and, (iii) without limitation of the foregoing, there shall not have occurred any destruction of or damage or loss to all or any part of the assets of CLL from any cause whatsoever, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot or any other cause commonly referred to as force majeure, which destruction, damage or loss shall not have been fully repaired to NUBI's satisfaction.


                                33


      9.10  Corporate  Authorization.   The Principal  Shareholders  shall  have
delivered to NUBI certified copies of all appropriate resolutions of CLL's board of directors authorizing the transactions contemplated by this Agreement.

      9.11 Certificate of Good Standing. The Principal Shareholders shall have delivered to NUBI a certificate of good standing from the relevant local authority with respect to CLL and its subsidiaries, if any, dated not more than ten (10) days prior to the Closing, together with confirmation of good standing on the date of Closing.

      9.12 Transfer and Delivery of CLL Shares. At the closing the certificates representing all of the shares of CLL Common Stock of the selling CLL Shareholders (including, without limitation, all of the outstanding shares of CLL Common Stock owned by the Principal Shareholders, representing at least 74.013% of the outstanding shares of CLL Common Stock) shall have been delivered to NUBI in accordance with Article 1 and 2 of this Agreement, in appropriate form and with appropriate notations and stamps and endorsements, if any are required, for transfer of ownership to NUBI.

      9.13 Incumbency Certificate. The Principal Shareholders shall have delivered to NUBI a certificate of incumbency with respect to those persons who are the directors and officers of CLL and with respect to those persons who are directors and officers of any Principal Shareholder (or other CLL Shareholder who elects to sell shares of CLL Common Stock to NUBI) who are not natural persons, at the time of the Closing.

                                   ARTICLE TEN

       10.01      Termination.   This  Agreement  may  be  terminated  and   the
Acquisition   abandoned  (notwithstanding  any  shareholder  approval   of   the
Acquisition) prior to the Effective Time:

           (a) by either NUBI, on the one hand, or the Principal Shareholders, on the other hand, if either one has not received from the other the Disclosure Schedules and Exhibits required to be delivered within fourteen (14) days of the execution and delivery of this Agreement, or if, within five (5) days after receipt of such Disclosure Schedules and Exhibits, it should determine that the Disclosure Schedules and Exhibits so received are unacceptable;

           (b) by mutual written consent of NUBI, on the one hand, or the Principal Shareholders, on the other hand, at any time by mutual agreement;

           (c) by NUBI or the Principal Shareholders, if the Closing has not occurred later to occur of sixty (60) days after the execution and delivery of this Agreement and (y) forty-five days after the expiration of any periods for exercising pre-emptive rights, cooling-off periods, or satisfying similar procedural pre-conditions under the CLL shareholders agreement and similar agreements and instruments; provided, that if NUBI is seeking termination pursuant to this sub-paragraph, NUBI shall not be in breach of this Agreement,


                                34


and provided that if any of the Principal Shareholders are seeking termination pursuant to this sub-paragraph, none of the Principal Shareholders nor CLL shall be in breach of this Agreement;

          (d) by NUBI or by the Principal Shareholders, at any time if an order is entered by any court or governmental agency having jurisdiction enjoining NUBI or the Principal Shareholders, respectively, from consummating any of the transactions contemplated by this Agreement and such order shall not have been vacated, reversed or withdrawn on or before the thirtieth (30th) day after the date on which such order was first issued; or

           (e) by NUBI or the Principal Shareholders if (i) any representation or warranty of the other hereunder shall not have been materially true and correct as of the time at which made, or (ii) any conditions precedent to the obligations of such party as set forth in Article Eight or Nine are not satisfied in a timely fashion, or (iii) default shall be made by the other hereunder in the due and timely observance or performance of any of its covenants and agreements herein contained, in either event only if such representation or warranty cannot be made true and correct or such default cannot be cured on or prior to the fifteenth (15th) day after the non-defaulting or breaching party notifies the other in writing of such default or breach, specifying the nature thereof.

      10.02 Notice of Termination. A termination pursuant to Section 10.01 shall be effective only if in writing and executed by the relevant party: if the termination is by NUBI, it must be signed by Alan Bowen; and if the termination is by the Principal Shareholders, it must be signed by Claude Laruelle but not by any other one of the Principal Shareholders, who shall be bound by the termination signed by Claude Laruelle.

      10.03 Effect of Termination. In the event of termination and abandonment pursuant to this Article Ten, this Agreement shall become void and have no effect, without any liability on the part of any of the parties, except as otherwise provided in Articles Eleven and Twelve hereof. Any announcement of the termination of this Agreement and the abandonment of the Acquisition shall be made by means of a press release issued jointly by NUBI and the Principal Shareholders unless otherwise required to be made by NUBI pursuant to the federal or state securities laws.

                         ARTICLE ELEVEN

      11.01 Survival of Representations and Warranties. The representations and warranties of each party hereto shall survive the Closing for a period of six (6) months following the Closing Date, and shall not be affected by any investigation made by or on behalf of NUBI, the Principal Shareholders or CLL, as the case may be. After the applicable expiration with respect to any particular representation or warranty, neither NUBI, the Principal Shareholders nor CLL shall be under any liability whatsoever with respect to any such representation or warranty except in respect to a claim for indemnification brought before the expiration. All covenants and agreements of the parties contained in this Agreement shall survive the Closing Date and shall continue for the period required to fulfill the applicable covenant or agreement.



                                35



      11.02      Indemnification.   The parties shall indemnify  each  other  as
follows:

           (a) The Principal Shareholders's Indemnity of NUBI. The Principal Shareholders, jointly and severally, shall indemnify, defend and hold harmless NUBI and its stockholders, directors, officers and agents, up to thirty three percent (33%) of shares of NUBI Common Stock received by the selling CLL Shareholders, in the aggregate, upon Closing pursuant to this Agreement, and in respect of claims for indemnification under this Agreement brought during a period of six months following the Closing Date, from and against all losses, judgments, liabilities, claims, damages, or expenses (including reasonable attorneys' fees) of every kind, nature and description, whether known or unknown, absolute or contingent, joint or several ("Loss"), arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by the Principal Shareholders or CLL contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of CLL's Business prior to the Closing Date.

          (b) NUBI's Indemnity of the CLL Shareholders. NUBI shall indemnify, defend and hold harmless CLL, the CLL Shareholders and CLL's directors, officers and agents, up to thirty-three percent (33%) of shares of NUBI Common Shares, in the aggregate, upon Closing pursuant to this Agreement, and in respect of claims for indemnification brought during a period of six months following the Closing Date, from and against all Loss arising out of or relating to (i) any misrepresentation, breach of any representation or warranty, or non-fulfillment, non-performance, failure to timely or fully perform, or breach of any covenant, agreement or other obligation to be performed by NUBI contained in this Agreement or any exhibit or schedule hereto, or (ii) the conduct of NUBI's business prior to the Closing Date.

     11.03     Indemnification Notice.

          (a) Third Party Claim. In the event that the Principal Shareholders, NUBI or any other party entitled to indemnification under Section 11.02 hereof shall choose to assert a claim for Loss or potential Loss based upon a claim by a third party ("Third Party Claim"), the party seeking indemnification ("Indemnified Party") shall notify the party against which indemnification is sought ("Indemnifying Party") in writing of such claim, promptly following the occurrence of the event giving rise thereto, certifying that such a claim has been asserted and the basis therefor which shall be set forth in reasonable detail ("Notification").

                (i) The Indemnifying Party shall acknowledge receipt of the Notification and advise the Indemnified Party in writing twenty (20) days after receipt thereof as to whether the Indemnifying Party agrees to such Third Party Claim and whether the defense of the Third Party Claim shall be undertaken by counsel of the choice of and at the expense of the Indemnifying Party. If the Indemnifying Party so agrees, the Indemnifying Party shall be deemed to have accepted any indemnifiable Loss suffered arising from such Third Party Claim, the defense of which has been assumed by the Indemnifying Party. If the
Indemnifying Party advises the Indemnified Party that it shall undertake the defense of the Third Party Claim, the Indemnified Party shall deliver all the


                                36


documents related to the Third Party Claim to the Indemnifying Party or to its counsel, after which the responsibility of the Indemnified Party for the defense of the Third Party Claim shall cease, except that the Indemnified Party shall make available all documents, books and records in its possession related to the Third Party Claim, at no expense to the Indemnifying Party, and shall fully cooperate with counsel for the Indemnifying Party, including providing its personnel who are acquainted with the facts or the documents or books and records related to the Third Party Claim.

               (ii) If the Indemnifying Party advises the Indemnified Party that the defense of the Third Party Claim will not be undertaken, either the Indemnified Party shall settle such Third Party Claim (in which case, the amount of such settlement and all attorneys' fees attendant to the achievement of such settlement shall be deemed included in any computation to determine Loss), or the Indemnified Party shall notify the Indemnifying Party of the identity of the counsel for the Indemnified Party who has been selected to defend the Third Party Claim. The Indemnifying Party shall fully cooperate with the Indemnified Party and its counsel to the extent that the Indemnifying Party has knowledge of the facts or circumstances relating to the Third Party Claim and the Indemnified Party shall cause its counsel to be available to the Indemnifying Party or its counsel to respond to any inquiries of the Indemnifying Party concerning the progress of such defense. In the event that the Indemnified Party shall assert a claim for Loss as a result of any loss suffered by the Indemnified Party in settling or defending such Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim. The Indemnifying Party shall pay all costs related to the settlement or the defense within thirty (30) days after a demand for the Loss or any component part is made.

           (b) Non-Third Party Claim. In the event the Indemnified Party shall choose to assert a claim for Loss or potential Loss by reason of other than a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim and the reasons therefor, which reasons shall be set forth in reasonable detail. The Indemnifying Party shall pay to the Indemnified Party the amount of the Loss within thirty (30) days of demand pursuant to this
Section 11.03.

     11.04     Dispute.

           (a) If the Indemnifying Party disputes any claim for indemnification or its obligation to indemnify any claim pursuant to this Article Eleven, the Indemnifying Party shall notify the Indemnified Party of such dispute within twenty (20) days of receipt of the Notification. If the matter cannot be reconciled by mutual agreement, the matter shall be submitted to binding arbitration as provided in Section 14.05 hereof.

           (b) If the Indemnifying Party fails to fulfill its obligations under this Article, the Indemnified Party may submit the matter to binding arbitration as provided in Section 14.05 hereof.



                                        37


                                 ARTICLE TWELVE

      12.01 Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

                        ARTICLE THIRTEEN

      13.01 Confidentiality. Except as may be required by law or as otherwise permitted herein, the parties hereto shall cause all information obtained by them in connection with the negotiation and performance of this Agreement to be treated as confidential and will not use, and will not knowingly permit others to use, any such information in any manner detrimental to the other. Notwithstanding the foregoing, such information may be disclosed (i) in connection with any filings or permit applications with governmental authorities as may be necessary in order to complete the transactions contemplated by this Agreement; (ii) as necessary in order to obtain any Required Consents of third parties to the transactions contemplated by this Agreement; or (iii) as otherwise necessary in order for NUBI to close the transactions contemplated by this Agreement. The provisions of this Section shall survive any termination of this Agreement.

                        ARTICLE FOURTEEN

      14.01 Notices. All notices, waivers or other communications required or contemplated hereby shall be deemed given if delivered personally or, if sent by registered or certified mail or air courier, applicable First Class or International First Class (Air Delivery, if applicable) postage prepaid, return receipt requested, seven (7) days after being so sent, or by two (2) days after being sent by telex or telecopy if automatic answerback is received, addressed to the parties so to be served as follows:


          If to the CLL Shareholders or to CLL:
              Mr Claude LARUELLE
              18, avenue Bellevue
              06270 VILLENEUVE LOUBET
              FRANCE



                                38



          With a copy to:

               CLL PHARMA SA
               Nice Premier - Arenas
               455, Promenade des Anglais
               06299 NICE CEDEX 3
               FRANCE

          If to NUBI:

               Alan Bowen
               Neuro Bioscience Inc
               35th Floor
               1285 Avenue of the Americas
               New York, NY, 10019
               USA

          With a copy to:

               Andrew Cosentino
               Piper Rudnick LLC
               29TH Floor
               1251 Avenue of the Americas
               New York, NY, 10020

      Any party hereto from time to time by notice in writing served upon the other as aforesaid may designate a different mailing address to which, or a different or additional person to whom, all such notices or demands thereafter shall be addressed.

      14.02      Assignment.   Neither  the Agreement  nor  any  of  the  rights
hereunder may be assigned by either party without the prior written consent of the other.

      14.03 Expenses. Except as otherwise provided in this Agreement, each party hereto shall bear all expenses and costs incurred by it with respect to this Agreement and the transactions contemplated hereby.

     14.04 Governing Law. This Agreement shall be governed and construed in accordance with the internal law of the State of New York without reference to its rules as to conflicts of law.

      14.05 Dispute. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, including without limitation claims against any party or its affiliates, employees, professionals, officers or directors shall be settled by binding arbitration in New York, New York, in accordance with the Commercial Rules of the American Arbitration Association. The



                                39



arbitrator shall be an active member of the New York bar. In the proceeding, the arbitrator shall apply New York substantive law and the New York laws pertaining to evidence. The arbitrator shall prepare an award in writing, which shall include factual findings and any legal conclusions on which the decision is based. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In any such proceeding, the prevailing party shall be entitled, in addition to any other relief awarded or adjudged, such sum as the arbitrator may fix as and for reasonable attorneys' fees and costs, and the same shall be included in the award and any judgment. Each party agrees to submit to personal jurisdiction in New York for purposes of such dispute resolution and to waive any objections to personal jurisdiction or to venue, and that delivery of service of process in accordance with the terms of this Agreement for delivery of notice shall constitute adequate and legal service of process.

      14.06 Entire Understanding. All prior agreements, representations, discussions, negotiations, commitments and understandings between the parties are incorporated in this Agreement and the exhibits and schedules attached hereto which constitute the entire contract between the parties. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement. No amendment or variation of the terms of this Agreement shall be valid unless made in writing and signed by each of the parties.

      14.07 Further Assurances. Each party, both prior to and after the Closing, shall reasonably cooperate with the other, at the other's request, in furnishing information, documents, testimony and other assistance in connection with the transactions contemplated hereby.

     14.08 Waiver. Each party may at any time waive compliance by the other with any covenants or conditions contained in this Agreement, but only by a written instrument executed by the party waiving such compliance. If either party waives a condition of Closing, the other party shall have no liability hereunder with respect to the matters so waived.

      14.09      Headings.   All Section and Article headings are  included  for
convenience only and are not intended to be full or accurate descriptions of the contents thereof.

      14.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart. Facsimile signature pages shall evidence the originals thereof and shall be deemed to be fully effective.

      14.11 Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of


                                40


this Agreement, the application of such provision in any other circumstance or the validity or enforceability of this Agreement.

      14.12 Binding on Successors. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

      14.13 CLL a Party to Agreement. CLL is a party to this Agreement for the limited purpose of making the representations and warranties set forth in
Article 4-C and to covenant and agree that CLL shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements and conditions for the representations and warranties of the parties to this Agreement to be true and correct and for the covenants and agreements of the parties to this Agreement to be performed and fulfilled, and CLL shall promptly do all acts and take all such measures as may be necessary or appropriate to cause the same to be true.

      14.14 Knowledge. Whenever in this Agreement any representation or warranty is made to a party's "knowledge", unless otherwise expressly stated it is understood and agreed that such representation or warranty is made to such party's knowledge after due inquiry reasonable under the applicable circumstances, and includes such party's actual knowledge and knowledge such party reasonably ought to have had after such due inquiry.

      14.15. Credit Facility. CLL will have use of a NUBI credit facility of up to $2 million from Jano Holdings Limited, the form of which shall be mutually agreed upon by the parties hereto and attached as Exhibit 14.15 to this Agreement within fourteen (14) days of the execution of this Agreement, in accordance with the budget and disbursal schedule to be agreed upon by the parties thereto and otherwise in accordance with the terms and conditions of the credit facility.

      14.16 Additional Covenant. The parties acknowledge and agree that upon the Closing the employment contract of Mr. Claude LARUELLE as "Directeur scientifique", the form of which shall be delivered by the Principal Shareholders to NUBI and attached as Exhibit 14.16(a) to this Agreement within fourteen (14) days of the execution of this Agreement, shall continue in full force and effect without modification. In addition Claude Laruelle will enter into a three-year contract to be Chairman and CEO of CLL Pharma SA, upon the terms and conditions set forth in Exhibit 14.16(b) to this Agreement, the form of which shall be mutually agreed upon by the parties hereto and attached as
Exhibit 14.15 to this Agreement within fourteen (14) days of the execution of this Agreement.

14.17 Registration Rights. Within thirty (30) days after the Closing Date, NUBI shall prepare and complete all filings required to be made with the U.S. Securities Exchange Commission in connection with this Agreement and the Closing hereunder (including, without limitation, a Report on Form 8-K including such financial statements of CLL and pro forma financial statements as may be required), and the selling CLL Shareholders shall have the right to have the resale of their shares of NUBI Common Stock received from NUBI upon the Closing


                                41



under this Agreement covered by such registration statement. NUBI thereafter shall use its best efforts to cause such Registration Statement to become effective not more than five days from the date upon which the U.S. Securities Exchange Commission shall allow NUBI to accelerate effectiveness of the Registration Statement. The registration rights in this Section are subject to mutual agreement at such time by the applicable CLL Shareholders and by NUBI to agreements and covenants and representations and warranties customary in the case of such registration statements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals as of the day and year first above written.

"NUBI"

NEURO BIOSCIENCE, INC.


By:______________________________________
Name:  _____________
Title:    President and Chief Executive Officer


By:______________________________________
Name:  ______________
Title:    Secretary


"CLL"

CLL PHARMA SA


By:______________________________________
Name:
Title:    Chief Executive Officer


By:______________________________________
Name:
Title:    President



                                42



THE PRINCIPAL SHAREHOLDERS:



CLAUDE LARUELLE



By:  ____________________
     Claude LARUELLE, individually


CHRISTINE LARUELLE



By:  _____________________
     Christine LARUELLE, individually


SOCIETE CIVILE GECINQ



By:  ______________________
     Name:
     Title:


STEPHANE LARUELLE



By:  ______________________
     Stephane LARUELLE, individually




                                43



CECILE LARUELLE



By:  ________________________
     Cecile LARUELLE, individually

DOMINIQUE LARUELLE



By:  ______________________
     Dominique LARUELLE, individually



                                44